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                        Mail to: Secretary of State   Corporations SectionFor office use only
                         1560 Broadway, Suite 200
                             Denver, CO 80202
                              (303) 894-2251
                            Fax (303) 894-2242
MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                          ARTICLES OF AMENDMENT
Please include a typed            TO THE
self-addressed envelope ARTICLES OF INCORPORATION
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Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is _________________Tensleep.com, Inc._____________

SECOND: The following amendment to the Articles of Incorporation was adopted on July 28, 2000, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

    _____ No shares have been issued or Directors elected - Action by Incorporators.

    ___ _ No shares have been issued but Directors elected - Action by Directors.

    _____ Such amendment was adopted by the board of directors where shares have been issued.

    ___X__ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.


          The name of the Corporation is amended to:   Tensleep
                                                       Corporation

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

               Not Applicable

If these amendments are to have a delayed effective date, please list that date: ___N.A.________
               (Not to exceed ninety (90) days from the date of filing)



Dated: August 24, 2000                           Tensleep.com, Inc.


                                               /S/ Leticia
                                   By:

                                        Its         Secretary

                                             Title